                                                                      Exhibit 12


                       HOUSTON LIGHTING & POWER COMPANY
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
                   RATIOS OF EARNINGS TO FIXED CHARGES AND
                             PREFERRED DIVIDENDS
                            (THOUSANDS OF DOLLARS)

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
                                                                        Three                           Twelve
                                                                     Months Ended                     Months Ended
                                                                    March 31, 1996                    March 31, 1996
                                                                  -------------------               ------------------
Fixed Charges as Defined:
   (1)     Interest on Long-Term Debt . . . . . . . . . . . .     $           57,504                $          240,370
   (2)     Other Interest . . . . . . . . . . . . . . . . . .                  2,411                             7,393
   (3)     Amortization of (Premium)
               Discount . . . . . . . . . . . . . . . . . . .                  2,254                             8,895
   (4)     Interest Component of Rentals
           Charged to Operating Expense . . . . . . . . . . .                    384                             2,551
                                                                  ------------------                ------------------
   (5)            Total Fixed Charges   . . . . . . . . . . .     $           62,553                $          259,209
                                                                  ==================                ==================

Earnings as Defined:
   (6)     Net Income (Loss)  . . . . . . . . . . . . . . . .     $           (3,555)               $          434,483
                                                                  ------------------                ------------------

   Federal Income Taxes:
   (7)     Current  . . . . . . . . . . . . . . . . . . . . .                  5,471                           176,493
   (8)     Deferred (Net) . . . . . . . . . . . . . . . . . .                 (6,870)                           48,258
                                                                  ------------------                ------------------
   (9)     Total Federal Income Taxes . . . . . . . . . . . .                 (1,399)                          224,751
                                                                  ------------------                ------------------

  (10)     Fixed Charges (line 5) . . . . . . . . . . . . . .                 62,553                           259,209
                                                                  ------------------                ------------------

  (11)     Earnings Before Income Taxes and
               Fixed Charges (line 6 plus
               line 9 plus line 10) . . . . . . . . . . . . .     $           57,599                $          918,443
                                                                  ==================                ==================

Ratio of Earnings to Fixed Charges
    (line 11 divided by line 5)   . . . . . . . . . . . . . .                   0.92                              3.54

Preferred Dividends Requirements:
  (12)     Preferred Dividends  . . . . . . . . . . . . . . .     $            6,632                $           27,602
  (13)     Less Tax Deduction for
               Preferred Dividends  . . . . . . . . . . . . .                     14                                54
                                                                  ------------------                ------------------
  (14)            Total   . . . . . . . . . . . . . . . . . .                  6,618                            27,548

  (15)     Ratio of Pre-Tax Income (Loss) to Net
               Income (Loss) (line 6 plus line 9
               divided by line 6) . . . . . . . . . . . . . .                   1.39                              1.52
                                                                  ------------------                ------------------
  (16)     Line 14 times line 15  . . . . . . . . . . . . . .                  9,199                            41,873
  (17)     Add Back Tax Deduction
               (line 13)  . . . . . . . . . . . . . . . . . .                     14                                54
                                                                  ------------------                ------------------
  (18)     Preferred Dividends Factor . . . . . . . . . . . .     $            9,213                $           41,927
                                                                  ==================                ==================

  (19)     Fixed Charges (line 5) . . . . . . . . . . . . . .     $           62,553                $          259,209
  (20)     Preferred Dividends Factor
               (line 18)  . . . . . . . . . . . . . . . . . .                  9,213                            41,927
                                                                  ------------------                ------------------

  (21)            Total   . . . . . . . . . . . . . . . . . .     $           71,766                $          301,136
                                                                  ==================                ==================

Ratio of Earnings to Fixed Charges and
   Preferred Dividends
   (line 11 divided by line 21)   . . . . . . . . . . . . . .                   0.80                              3.05

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